UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017

AeroCentury Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, California	94010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 340-1888

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 26, 2017, AeroCentury Corp., a Delaware corporation ("AeroCentury" or the "Company"), Falcon Landing, Inc., a California corporation and a wholly owned subsidiary of AeroCentury ("Merger Sub"), JetFleet Holding Corp., a California corporation ("JHC"), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the Shareholder Representative, entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into JHC (the "Merger"), with JHC surviving the Merger as a wholly owned subsidiary of the Company.  Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

JHC is the parent company of JetFleet Management Corp. ("JMC"), which has provided management services to the Company since 1997, and which is a party to a Second Amended and Restated Management Agreement, dated as of August 17, 2015, with the Company, under which the Company incurred a total of $6,613,200 for management, acquisition and remarketing fees in the year ended December 31, 2016.  Following the completion of the Merger, JMC will be an indirect, wholly owned subsidiary of the Company.  Toni M. Perazzo, an officer and director of the Company and beneficial owner of approximately 25.9% of the Company's outstanding shares of common stock, beneficially owns approximately 56% of JHC's outstanding shares of common stock.

The aggregate Merger Consideration to be paid by the Company consists of $3.5 million in cash plus 129,286 shares of Company common stock, subject to certain adjustments as provided in the Merger Agreement.  At the Effective Time of the Merger, and subject to the terms and conditions of the Merger Agreement, each share of JHC's issued and outstanding common stock (other than shares owned by JHC as treasury stock, shares owned by any direct or indirect subsidiaries of JHC, and shares owned directly or indirectly by the Company or Merger Sub, and any Dissenting Shares), will be automatically converted into the right to receive a per share amount of Merger Consideration (the "Per Share Merger Consideration").  Ten percent (10%) of the Merger Consideration will be deposited into an escrow account and held as security for potential indemnification claims that may be made by the Company or certain related parties.  Subject to any pending claims, the remaining Merger Consideration in the escrow account will be released on or shortly after December 15, 2018.

Each of the Company and JHC has made customary representations and warranties in the Merger Agreement, and JHC has agreed to customary covenants regarding the operation of the business of JHC and its subsidiaries prior to the Effective Time of the Merger. The parties have also agreed to use commercially reasonable efforts to consummate the Merger.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) approval by holders of at least a majority of the outstanding shares of JHC common stock and holders of at least a majority of the outstanding shares of JHC common stock owned by Persons other than Toni M. Perazzo, the officers and directors of JHC or any affiliate of the foregoing Persons, (ii) no Key Employees (as defined in the Merger Agreement) having terminated employment or indicated his or her intention to terminate employment with JHC or JMC, (iii) not more than 10% of the employees of JHC (other than the Key Employees) having terminated employment or indicated their intention to terminate employment with JHC or JMC, and (iv) receipt of a permit from the Commissioner of Business Oversight of the State of California (the "Commissioner") after completion of the Hearing (as defined below). The Merger Agreement contains specified termination rights for both the Company and JHC.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger was unanimously approved by the Company's board of directors, including of all of the directors other than Toni M. Perazzo, who abstained from voting.

The Company common stock issued as part of the Merger Consideration (the "Merger Securities") will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). In this regard, the Company and JHC have agreed to pursue approval of the terms of the Merger through a California fairness hearing pursuant to California Corporations Code, including Sections 25121 and 25142 thereof (the "Hearing") before the Commissioner. The purpose of the Hearing is to enable the Commissioner to determine the fairness of the terms and conditions of the Merger Agreement and whether the issuance of a permit to offer and sell securities is fair, just and equitable to all JHC security holders affected pursuant to applicable sections of the California Corporations Code. If the Commissioner determines that the terms and conditions are fair, just and equitable and issues a permit to the Company, then the issuance of the Merger Securities to the holders of JHC securities will not be registered under the Securities Act, in reliance upon the exemption from registration provided in Section 3(a)(10) of the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this Current Report. The Company intends to issue shares of Company common stock as a part of Merger Consideration, as described above, in reliance upon the exemption from registration afforded by Section 3(a)(10) of the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected completion of the Merger and the time frame in which this will occur. All statements other than statements of historical facts contained herein are forward-looking statements. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "project," "is likely," "expect" and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about the proposed Merger. Important factors that could cause actual results to differ from those in the forward-looking statements include JHC shareholder approval of the Merger or that other conditions to the closing of the Merger may not be satisfied, the potential impact on the business of the Company or JHC due to the announcement of the Merger, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, issues related to whether the Commissioner will issue a permit to issue securities and general economic conditions. Further information on the Company's risk factors is contained in the Company's filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2016. Any forward-looking statement made by the Company herein speaks only as of the date on which it is made. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 26, 2017, by and among the AeroCentury Corp., Falcon Landing, Inc., JHC Holding Corp., and Fortis Advisors LLC*

*
Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, which include the Company Disclosure Schedule and the Buyer Disclosure Schedule (as defined in the Merger Agreement). The signatory hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROCENTURY CORP.

Date: October 27, 2016	By:	/s/ Toni M. Perazzo
Name: Toni M. Perazzo
Title: Sr. Vice President & Chief Financial Officer